Exhibit 10.10A
ADDENDUM NO. 3
     This Addendum No. 3 (this “Addendum No. 3”), dated as of January 1, 2008 (the “Addendum Effective Date”), by and between Adaptive Marketing LLC, a Delaware limited liability company with principal offices located at 20 Glover Avenue, Norwalk, Connecticut 06850 (“Adaptive”), and Intelius Sales Company, LLC, a Nevada limited liability company with principal offices located at 500 108th Avenue, NE, 25th Floor, Bellevue, Washington 98004 (“Intelius”; Intelius and Adaptive shall be referred to herein singularly as a “Party” and together as the “Parties”), amends that certain Marketing Agreement by and between the Parties dated as of July 10, 2007 (collectively with Addendum One to Marketing Agreement dated as of September 8, 2007 and Addendum Two to Marketing Agreement dated as of December 21, 2007, the “Agreement”).
     WHEREAS, the Parties desire to amend certain provisions of the Agreement;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:
1.	This Addendum No. 3 shall be effective as of the Addendum Effective Date.

2.	Section 1 of Exhibit C of the Agreement is hereby modified by adding the following paragraph to read as follows:

“For the [ * * * ] only, in lieu of any other fees under this Section 1, Adaptive shall pay to Intelius [ * * * ]. For all new Enrollees enrolling in Programs during the [ * * * ] after the [ * * * ] new Enrollees who enroll in Programs [ * * * ], (such new Enrollees after the [ * * * ] enroll in Programs to be included within the definition of “Excess Enrollees”), in lieu of any other fees under this Section 1, Adaptive shall pay to Intelius [ * * * ] (such [ * * * ] ).

3.	This Addendum No. 3 supplements and modifies the Agreement only to the extent that the terms of this addendum No. 3 expressly conflict with the Agreement. Nothing in this Addendum No. 3 should be interpreted as invalidating the Agreement, and the provisions of the Agreement will continue to govern relations between the Parties insofar as they do not expressly conflict with this Addendum No. 3.

4.	This Addendum No. 3 may be executed in counterparts and by facsimile, each of which shall be deemed an original and both of which together shall constitute one and the same document.
     IN WITNESS WHEREOF, the Parties have caused this Addendum No. 3 to be executed by their duly authorized representatives as of the Addendum Effective Date.

INTELIUS SALES COMPANY, LLC		ADAPTIVE MARKETING LLC

By:	/s/ John K. Arnold	By:	[illegible signature]

Name:	John K. Arnold		Idaptive Marketing LLC

Title:	Exec. V.P.		Its sole Member

CONFIDENTIAL
[ * * * ] Confidential treatment requested